Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Genprex, Inc.

Austin, Texas

We hereby consent to the inclusion in this Registration Statement on Form S-3 of our report dated March 29, 2019 relating to the financial statements of Genprex, Inc. for the years ended December 31, 2018 and 2017.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.  We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

September 13, 2019